UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 23, 2004

                                ZONE 4 PLAY, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                 333-91356                    98-0374121
(State or Other Jurisdiction   (Commission File             (I.R.S. Employer
       of Incorporation)            Number)              Identification Number)

                                 103 Foulk Road
                              Wilmington, DE 19803
               (Address of principal executive offices) (zip code)

                                 (302) 691-6177
              (Registrant's telephone number, including area code)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

2004 Global Share Option Plan

      On November 23, 2004, the Board of Directors of Zone 4 Play, Inc. ("Zone4Play U.S.") adopted a 2004 Global Share Option Plan (the "Plan"). The Plan is intended to provide incentive to Zone4Play's employees, directors and consultants by providing them with opportunities to purchase shares of common stock of Zone4Play U.S. Under the terms of the Plan, it is effective as of November 23, 2004 and shall terminate at the end of ten years from such date. Zone4Play U.S. has reserved 5,000,000 authorized but unissued shares of common stock to be issued under the Plan.

      The Board of Directors of Zone4Play U.S. is authorized to administer the Plan. In doing so, the Plan the Board of Directors may: (i) designate optionees;
(ii) determine the terms and provisions of respective option agreements (which need not be identical) including, but not limited to, the number of shares to be covered by each option, provisions concerning the time or times when and the extent to which the options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) accelerate the right of an optionee to exercise, in whole or in part, any previously granted option; (iv) interpret the provisions and supervise the administration of the Plan; (v) determine the fair market value of shares issuable under the Plan; (vi) designate the type of options to be granted to an optionee; and (vii) determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

Employment Agreement with Idan Miller

      On November 30, 2004, Zone4Play Israel entered into a new employment agreement with Idan Miller, under which Mr. Miller will serve as Zone4Play Israel's Senior Vice President of Marketing and Sales. Mr. Miller's base salary under the agreement is $4,444 per month. In addition, within 90 days of the end of each quarter beginning the first quarter of 2005, Zone4Play Israel will pay Mr. Miller an amount equal to 0.6% of Zone4Play Israel's quarterly gross revenues. Zone4Play Israel also granted Mr. Miller an option to purchase 200,000 shares of common stock of Zone4Play U.S. at a purchase price per share of $0.55. The option vests 1/8 every three months beginning July 1, 2004. In the event Zone4Play U.S. is sold or merged within the vesting period, the option will become immediately vested.

      In addition, Mr. Miller will receive a fully vested option to purchase additional shares of common stock of Zone4Play U.S. in the event the revenues of Zone4Play U.S. meet specified benchmark amounts in excess of $5,000,000 for the calendar year ending December 31, 2005. In the event an acquisition of Zone4Play U.S. is consummated for a purchase price equal to or exceeding $100,000,000 before March 31, 2006, in place of any revenue-based options that Mr. Miller may be entitled to, Zone4Play U.S. will grant Mr. Miller an option to purchase 180,000 shares of common stock of Zone4Play U.S. at a purchase price equal to the market value of the common stock of Zone4Play U.S. on the grant date.

      Mr. Miller will also receive a fully vested option to purchase additional shares of common stock of Zone4Play U.S. in the event the revenues of Zone4Play U.S. meet specified benchmark amounts in excess of $10,000,000 for the calendar year ending December 31, 2006. If an acquisition of Zone4Play U.S. is consummated for a purchase price equal to or exceeding $200,000,000 before March 31, 2007, in place of any revenue-based options that Mr. Miller may be entitled to, Zone4Play U.S. will grant Mr. Miller an option to purchase 180,000 shares of common stock of Zone4Play U.S. at a purchase price equal to the market value of the common stock of Zone4Play U.S. on the grant date.

      Either party may terminate Mr. Miller's employment agreement at any time upon 30 days written notice to the other party specifying the effective date of termination. In the event of a termination by Zone4Play Israel, during the period between such written notice and the effective date of termination, Mr. Miller is entitled to compensation as described above plus all other employee benefits under the employment agreement. In the event of a termination by Mr. Miller, during the period between such written notice and the effective date of termination, Mr. Miller is entitled to compensation as described above but no other benefits under the employment agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

      Not applicable.

(B) PRO FORMA FINANCIAL INFORMATION.

      Not applicable.

(C) EXHIBITS

Exhibit 10.1      2004 Global Share Option Plan
Exhibit 10.2      Employment Agreement with Idan Miller

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ZONE 4 PLAY, INC.

Dated: November 30, 2004               By: /s/ Uri Levy
                                           -------------------------------------
                                       Name: Uri Levy
                                       Title:   Chief Financial Officer